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                                                                EXHIBIT 24.1


                              POWER OF ATTORNEY



        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Marks Bros. Jewelers, Inc. (the "Company") hereby constitutes and appoints Hugh
M. Patinkin and John R. Desjardins, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to that certain Registration Statement on form
S-1 for the Company (including post-effective amendments) relating to (i) the exchange of the Company's Series C Senior Subordinated Notes Due 2004, for its outstanding Series A Senior Subordinated Notes Due 2004, (ii) the exchange of the Company's Series D Senior Subordinated Notes Due 2004 for its outstanding Series B Senior Subordinated Notes Due 2004 and (iii) the sale by a selling noteholder of a portion of the Company's Series A Senior Subordinated Notes Due 2004, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and authority to do and perform in the name and on behalf of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms his signature as it may be signed by his said attorneys and agents and each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned on the date indicated.

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Date: July 29, 1996





                                                Jack A. Smith
                                                ----------------------------
                                                Jack A. Smith








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